Exhibit 10.11

BioRestorative Therapies, Inc.

40 Marcus Drive, Suite One

Melville, New York 11747

January 13, 2020

Mr. Francisco Silva

c/o BioRestorative Therapies, Inc.

40 Marcus Drive, Suite One

Melville, New York 11747

Dear Mr. Silva:

Reference is made to the Executive Employment Agreement, dated as of May 10, 2011, between BioRestorative Therapies, Inc. (the “Company”) and you (the “Executive”), as amended (the “Employment Agreement”). All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Employment Agreement.

The Company and the Executive agree that, effective with the salary payment due on January 15, 2020, the Executive’s Per Annum Salary is $46,800. Notwithstanding the foregoing, for purposes of Section 5(b) of the Employment Agreement, the term “Salary” shall mean $287,500.

Except as amended hereby, the Employment Agreement shall continue in full force and effect in accordance with its terms.

Very truly yours,

BioRestorative Therapies, Inc.

By:
Mark Weinreb, Chief Executive Officer

Agreed:

Francisco Silva